Willamette Management Associates

8600 West Bryn Mawr, Suite 950-N

Chicago, Illinois 60632-3505

773-399-4300/(Fax) 773-399-4310

December 1, 2006

Mr. Dennis N. Cavender

Executive Vice President & Chief Financial Officer

Essential Group, Inc.

1325 Tri-State Parkway

Suite 300

Gurnee, Illinois 60031

Dear Mr. Cavender:

Pursuant to your request, we have conducted an analysis of the fair market value of Essential Group, Inc. (“Essential” or the “Company”).

We understand that the board of directors of Essential is considering a transaction which would reduce the number of shareholders of common stock so that Essential would no longer be required to incur the expense of public filings. Essential is considering a reverse stock split transaction the result of which would be that certain common stock shareholders would be required to surrender their shares (“Transaction”).

OBJECTIVE AND PURPOSE OF OUR ANALYSIS

The objective of our analysis is to estimate the fair market value of (1) the business enterprise of Essential and (2) its Class A and Class B common equity (the “Subject Interests”) as of October 31, 2006 (the “valuation date”).

We understand that our analysis will be one of many factors considered by Essential’s board of directors for management information purposes related to the Transaction. No other purpose is intended or should be inferred.

STANDARD OF VALUE AND PREMISE OF VALUE

The standard of value we used in this analysis is fair market value. Fair market value is defined as the price at which a property would exchange between a willing buyer and a willing seller, each being knowledgeable of all relevant facts, neither being under compulsion to buy or sell, and with equity to both. We adopted the premise of value in continued use, as a part of a going concern business enterprise.

DATA AND DOCUMENTS RELIED UPON

The principal sources of information that we considered in performing our valuation included, but were not limited to, the following:

•	Public filings including audited financial statements for fiscal years 2000 through 2005;

•	Financial performance reported for the nine months ended September 30, 2005 and September 30, 2006;

•	Company-prepared financial model for fiscal years 2006 through 2010;

•	Detailed description of the rights and privileges of the Company’s various issued securities;

•	Ibbotson Associates, Stocks, Bonds, Bills, and Inflation, Valuation Edition, 2006 Yearbook;

•	Ibbotson Associates, Cost of Capital 2006 Yearbook;

•	Federal Reserve Statistical Release dated October 31, 2006;

•	Guideline merged and acquired company information provided by SEC filings, press releases, SDC, and Mergerstat databases;

•

National economic information from: The Wall Street Journal; Barron’s; Barron’s Online; The Oregonian; Associated Press; AFP; Financial Times; U.S. Bureau of Labor Statistics; U.S. Census Bureau News; ISM; New York Times; Econoday Report; U.S. Bureau of Economic Analysis; CNNMoney.com; Reuters Limited; and Worth;

•

Industry Information from: Cowen and Company Publicly Traded Company Services Database, September 29, 2006; www.acrohealth.org; and various documents filed with the Securities and Exchange Commission (SEC); and

•

Financial information related to guideline publicly traded companies provided by various information services such as Standard & Poor’s Compustat, and Mergent Online and various documents (annual reports, SEC Forms 10-K, 10-Q, etc.) filed with the SEC.

We reviewed the contract research industry and the national economy as of the valuation date. Information regarding our review is maintained in our working files.

In addition, we visited the Essential headquarters in Gurnee, Illinois to interview Dennis N. Cavender, Executive Vice President & Chief Financial Officer of Essential.

SUMMARY DESCRIPTION OF ESSENTIAL

Essential was founded in 1994 by several physicians as an affiliated site management network and provides pharmaceutical, biotechnology, nutritional and device companies a single source for managing the conduct of phase I-IV clinical research in North America. In March 2004, Essential expanded the services of the Company to include Essential Contract Research Organization (CRO) services.

In 2006, the Company discontinued offering its traditional central site management services and is focused in the future on offering CRO and patient recruitment services. The Company’s primary clinical research management services provided are branded as Essential CRO services and Essential Patient Recruitment services. These services represent a single group of similar clinical management services provided to pharmaceutical and biotechnology firms in conducting clinical research. The Company is considered a pharmaceutical services company, providing services across the majority of functions for clinical development. The Company offers complete services to clients in the pharmaceutical, biotech, nutritional, device, and governmental research industries.

For each of the five fiscal years ending December 31, the Company reported negative net income. Stockholders’ Equity as of September 31, 2006 was negative by more that $100 million.

We understand that, in addition to the reverse stock split transaction, the Company is anticipating a conversion of some of its preferred stock into common stock, among other events. Our analysis has been prepared without regard to this transaction or other events. This transaction and other events may be necessary in order for the Company to operate as a going concern.

SUMMARY DESCRIPTION OF THE CAPITAL STRUCTURE

As of the valuation date, the Company carried $475,000 of interest-bearing debt and nine classes of preferred stock, all of which have a preference over the Company’s two classes of common stock.

Value is assigned to the common stock (and to the options and warrants) when the business enterprise value of the Company exceeds the value of the preferred stock.

The preferred stock as of the valuation date has a liquidation value that exceeds $64 million and a liquidation preference value (that includes accrued but unpaid dividends) that exceeds $100 million. All shares of Series A preferred stock are convertible into Class A common stock at any time at the election of the holder at the liquidation preference value.

Series of Preferred	Liquidation Value per Share ($)	Number of Shares	Total Liquidation Value ($)
A-1	26.510	150,884	4,000,000
A-2	50.133	149,602	7,500,000
A-3	8.396	297,768	2,500,000
A-4	11.250	888,889	10,000,000
A-5	7.900	569,861	4,501,902
A-6	12.000	2,726,450	32,717,400
A-7	12.000	209,167	2,510,004
B	0.010	228,436	2,284
E	12.500	30,164	377,050

		5,251,221	64,108,640

The holders of at least 66 2/3% of the voting power of the outstanding Series A-2, A-3, A-4, A-5, and A-6 preferred stock voting together as a single class, subject to certain restrictions, have the right to compel the Company to redeem all of the outstanding Series A preferred stock in an amount equal to the liquidation preference value. We understand that no one shareholder of the Company holds the requisite voting power but that there are two shareholders that, voting together, do have the requisite voting power to exercise the redemption rights.

There were 3,430,043 shares of Class A common stock outstanding and 685,324 shares of Class B common stock outstanding as of the valuation date.

In addition, there were 2,634,643 stock options outstanding and 71,250 warrants outstanding as of the valuation date.

VALUATION APPROACHES

We considered the following generally accepted business valuation approaches and methods in our analysis:

•	Market Approach: Guideline Publicly Traded Company Method,

•	Market Approach: Guideline Merged or Acquired Company Method, and

•	Income Approach: Discounted Cash Flow Method.

We did not apply an asset accumulation method because the fair market value of the Essential tangible and intangible assets are best measured using these methods. During out analysis, we did not encounter any material asset value that has not been captured in our analysis using these methods.

The market approaches and income approach listed above are discussed in later sections of this opinion letter.

For purposes of this analysis, we define Essential’s business enterprise value to be the Company’s total invested capital, or MVIC (i.e., market value of equity plus interest-bearing debt).

Conceptually, MVIC is computed as follows:

Market value of the current portion of interest-bearing debt

+	Market value of long-term interest-bearing debt

+	Market value of preferred stock (price x number of shares outstanding)

+	Market value of common stock (price x number of shares outstanding)

In addition, to mitigate the effect of differences in the financial leverage among the guideline companies (and between the guideline companies and Essential), we adjusted the cash flow and resulting market pricing multiples of the guideline companies to an invested capital basis.

Our selection of guideline company multiples was based on their revenue. This was necessary because the historical earnings of Essential were negative.

As a result, as part of our analysis, we adopted the following assumptions:

1.	Essential will receive a $2.5 million capital infusion before the end of the first quarter of 2007.

2.	Essential’s line of credit will increase due to the $2.5 million capital infusion.

3.	Essential will operate as a going concern business.

4.	Essential will maintain its credit facilities and get relief from financial covenants violations, if any.

5.	Essential will realize the full value of the Company’s net operating losses.

6.	Our concluded values of the Subject Interests do not include an estimate for speculative investor value.

THE MARKET APPROACH

Guideline Publicly Traded Company Method

The guideline publicly traded company method estimates value based on an analysis of prices of common stocks of guideline publicly traded companies that operate in the same industry as the Company.

A summary of this method is provided on Exhibits 9 through 17 of Appendix A.

Based on our analysis, per the guideline publicly traded company method, the fair market value of the Essential MVIC, including a working capital deficit adjustment, as of the valuation date, was $8.9 million (rounded).

Guideline Merged and Acquired Company Method

Within the guideline merged and acquired company method, we utilize transaction pricing data from mergers and/or acquisitions involving companies in the same, or similar, lines of business as the Company.

We selected nine transactions for use in our guideline merged and acquired company method. These transactions are summarized on Exhibits 18 and 19 of Appendix A.

In addition, we analyzed two recent letters of intent that Company received as indications of the Company’s value.

Based on our analysis, per the guideline merged and acquired company method, the fair market value of the Essential MVIC, including a working capital deficit adjustment, as of the valuation date, was $10.5 million (rounded).

THE INCOME APPROACH

Discounted Cash Flow Method

The income approach, using the discounted cash flow (DCF) method, involves a projection of the financial performance of the Company over future periods of time. The projected financial performance includes analyses of projected revenue, expenses, investment considerations, capital structure, residual value, and present value discount rate.

Our DCF analysis for Essential is summarized on Exhibits 20 through 23 of Appendix A.

Based on our analysis, per the discounted cash flow method, the fair market value of the Essential MVIC, as of the valuation date, was $11.3 million (rounded).

VALUATION CONCLUSION

Enterprise Value

Based on our assumptions and analysis, we arrived at three indications of the fair market value of Essential’s business enterprise which ranged from $8.9 million to $11.3 million. In reaching our conclusion, we placed most of the emphasis on the indication of value provided by the income approach, using the DCF method, to conclude that the Essential MVIC, as of the valuation date, was (rounded):

$11,100,000.

We placed most emphasis on the indication of value derived from the DCF method because it describes the economic income available to the owners of the capital of Essential. While the market approach methods provides supporting indications of value that substantiate our DCF analysis conclusions, the market approach methods do not directly consider the specific characteristics of Essential that support the Company’s fair market value.

As described earlier, the preferred stock of Essential has a liquidation preference that far exceeds the business enterprise value of Essential. As a result, no value is assigned to the common stock of Essential.

Class A Common Equity

Based on our analysis, as discussed above, and in our opinion, the fair market value of the Essential Class A common equity on a nonmarketable, noncontrolling ownership interest basis, as of the valuation date, was:

Zero

Class B Common Equity

Based on our analysis, as discussed above, and in our opinion, the fair market value of the Essential Class B common equity on a nonmarketable, noncontrolling ownership interest basis, as of the valuation date, was:

Zero

The summary of our valuation synthesis and conclusion is provided on Exhibit 1 of Appendix A.

Possession and use of this opinion letter is limited to the specific purpose and to the specific audience for which it was prepared. No other use is intended or implied. This opinion letter is based upon all the information available to us as of the date of this opinion letter. We assume the information supplied to us to be accurate without auditing the information for accuracy.

This opinion letter and the analyses contained herein are not and should not be considered to be a (1) fairness opinion or (2) solvency analysis.

We relied on generally accepted valuation approaches to reach our conclusion of value. During this analysis, we were provided with audited and unaudited financial statements and operational data for Essential. We have accepted these statements and data without independent verification or confirmation.

In accordance with the guidelines set out by the American Society of Appraisers, we are independent of Essential. We have no current or prospective financial interest in the assets appraised. Our fee for this analysis was in no way influenced by the results of our valuation analysis.

Very truly yours,

/s/ Robert P. Schweihs
Robert P. Schweihs, ASA, CBA

Willamette Management Associates

8600 West Bryn Mawr, Suite 950-N

Chicago, Illinois 60631-3505

773·399·4300/(Fax) 773·399·4310

APPENDIX A

EXHIBITS

Portland, Oregon • Chicago, Illinois • New York, New York • Westport, Connecticut • Washington, D.C. • Atlanta, Georgia

Essential Group, Inc.	Page 2

EXHIBIT 1

ESSENTIAL GROUP, INC.

VALUATION SYNTHESIS AND CONCLUSION

AS OF OCTOBER 31, 2006

	Valuation Analysis	Indicated Value	Weight
	Market Approach: Guideline Publicly Traded Company Method (See Exhibit 17) ($000)	8,900	5%
	Market Approach: Guideline Merged and Acquired Company Method (See Exhibit 19) ($000)	10,500	5%
	Income Approach: Discounted Cash Flow Method (See Exhibit 23) ($000)	11,300	90%

Equals:	Concluded Market Value of Invested Capital ($000) (Rounded)	11,100

	Market Approach: Guideline Publicly Traded Company Method (See Exhibit 17) ($000)	—	5%
	Market Approach: Guideline Merged and Acquired Company Method (See Exhibit 19) ($000)	—	5%
	Income Approach: Discounted Cash Flow Method (See Exhibit 23) ($000)	—	90%

Equals:	Concluded Marketable, Noncontrolling Ownership Interest Value of Common Equity ($000)	—
Minus:	Discount for Lack of Marketability @ 0% ($000)	—

Equals:	Concluded Nonmarketable, Noncontrolling Ownership Interest Value of Common Equity ($000) (Rounded)	—	[a ]
	Concluded Nonmarketable, Noncontrolling Ownership Interest Value of Class A Common Equity ($000) (Rounded)	—	[a ]

	Concluded Nonmarketable, Noncontrolling Ownership Interest Value of Class B Common Equity ($000) (Rounded)	—	[a ]

Footnote:

[a]	The concluded value of the Company’s common equity does not include an estimate for speculative investor value.

Sources: As indicated above.

Willamette Management Associates

Essential Group, Inc.	Page 3

EXHIBIT 2

ESSENTIAL GROUP, INC.

HISTORICAL AND COMMON SIZE BALANCE SHEETS

	As of Sep-06 $000	As of December 31,					As of Sep-06%	As of December 31,
		2005 $000	2004 $000	2003 $000	2002 $000	2001 $000		2005%	2004%	2003%	2002%	2001%

Assets
Current Assets:
Cash and Cash Equivalents	1,088	5,525	1,252	1,984	2,774	5,601	11.6	29.9	9.8	11.2	13.0	21.7
Accounts Receivable, Net	6,049	10,415	8,381	12,222	13,025	13,566	64.4	56.5	65.7	68.8	61.0	52.4
Prepaid Expenses	1,822	1,949	2,577	2,766	4,258	4,679	19.4	10.6	20.2	15.6	20.0	18.1

Total Current Assets	8,959	17,889	12,210	16,972	20,057	23,846	95.4	97.0	95.7	95.5	94.0	92.2

Property, Plant and Equipment:
Furniture and Fixtures	—	1,042	1,218	1,224	1,227	1,227	—	5.6	9.6	6.9	5.7	4.7
Equipment	—	494	535	535	494	379	—	2.7	4.2	3.0	2.3	1.5
Computers and Software	—	4,518	4,565	4,431	4,398	4,269	—	24.5	35.8	24.9	20.6	16.5
Leasehold Improvements	—	494	577	580	583	565	—	2.7	4.5	3.3	2.7	2.2

Property, Plant and Equipment, Gross	6,582	6,548	6,895	6,770	6,703	6,441	70.1	35.5	54.1	38.1	31.4	24.9
Less: Accumulated Depreciation	(6,181)	(6,023)	(6,376)	(5,996)	(5,443)	(4,444)	(65.8)	(32.6)	(50.0)	(33.7)	(25.5)	(17.2)

Property, Plant and Equipment, Net	401	525	519	774	1,260	1,997	4.3	2.8	4.1	4.4	5.9	7.7
Other Assets:
Other Noncurrent Assets	34	34	24	27	24	24	0.4	0.2	0.2	0.2	0.1	0.1

Total Other Assets	34	34	24	27	24	24	0.4	0.2	0.2	0.2	0.1	0.1

Total Assets	9,394	18,448	12,753	17,773	21,341	25,867	100.0	100.0	100.0	100.0	100.0	100.0

Liabilities and Stockholders’ Equity
Current Liabilities:
Current Interest-bearing Debt	475	672	675	—	—	—	5.1	3.6	5.3	—	—	—
Accounts Payable	2,244	1,035	2,514	2,409	1,740	2,778	23.9	5.6	19.7	13.6	8.2	10.7
Capital Leases, Current Portion	—	—	—	14	3	19	5.1	—	—	0.1	0.0	0.1
Accrued Investigator Fees and Other Expenses	7,629	13,440	9,407	9,126	8,958	9,589	81.2	72.9	73.8	51.3	42.0	37.1
Accrued Wages and Other	—	—	—	2,655	2,771	3,426	—	—	—	14.9	13.0	13.2
Deferred Revenue	3,132	6,512	3,190	4,022	5,454	6,234	33.3	35.3	25.0	22.6	25.6	24.1

Total Current Liabilities	13,480	21,659	15,786	18,226	18,925	22,046	143.5	117.4	123.8	102.5	88.7	85.2

Long-term Liabilities:
Capital Leases, Noncurrent Portion	—	—	—	—	—	3	—	—	—	—	—	0.0
Other Liabilities	—	—	—	—	25	50	—	—	—	—	0.1	0.2

Total Long-term Liabilities	—	—	—	—	25	53	—	—	—	—	0.1	0.2

Total Liabilities	13,480	21,659	15,786	18,226	18,950	22,100	143.5	117.4	123.8	102.5	88.8	85.4

Series A Redeemable Convertible Preferred Stock	100,490	94,694	87,443	80,673	74,442	68,928	1,069.7	513.3	685.7	453.9	348.8	266.5
	6.1%	8.3%	8.4%	8.4%	8.0%

Stockholders’ Equity:
Series B Convertible Preferred Stock	—	—	—	—	—	—	—	—	—	—	—	—
Series E Convertible Preferred Stock	—	—	—	—	—	—	—	—	—	—	—	—
Class A Common Stock	3	3	3	3	3	3	0.0	0.0	0.0	0.0	0.0	0.0
Class B Convertible Common Stock	1	1	1	1	1	1	0.0	0.0	0.0	0.0	0.0	0.0
Warrants to Purchase Common Stock	90	90	79	79	55	55	1.0	0.5	0.6	0.4	0.3	0.2
Additional Paid-in Capital	32,965	32,965	32,976	33,088	33,170	33,129	350.9	178.7	258.6	186.2	155.4	128.1
Accumulated Deficit	(137,589)	(130,918)	(123,489)	(114,251)	(105,235)	(98,302)	(1,464.7)	(709.7)	(968.3)	(642.8)	(493.1)	(380.0)
Treasury Stock	(46)	(46)	(46)	(46)	(46)	(46)	(0.5)	(0.2)	(0.4)	(0.3)	(0.2)	(0.2)

Total Stockholders’ Equity	(104,576)	(97,905)	(90,476)	(81,126)	(72,052)	(65,160)	(1,113.2)	(530.7)	(709.4)	(456.5)	(337.6)	(251.9)

Total Liabilities and Stockholders’ Equity	9,394	18,448	12,753	17,773	21,341	25,867	100.0	100.0	100.0	100.0	100.0	100.0

Sources: Audited and Company prepared financial statements.

Willamette Management Associates

Essential Group, Inc.	Page 4

EXHIBIT 3

ESSENTIAL GROUP, INC.

HISTORICAL AND COMMON SIZE INCOME STATEMENTS

	LTM Ended Sep-06 $000	Fiscal Years Ended December 31,					LTM Ended Sep-06%	Fiscal Years Ended December 31,
		2005 $000	2004 $000	2003 $000	2002 $000	2001 $000		2005%	2004%	2003%	2002%	2001%

Gross Revenue	44,239	56,107	47,985	59,465	66,587	56,011	100.0	100.0	100.0	100.0	100.0	100.0
Growth Rate		16.9%	-19.3%	-10.7%	18.9%

Cost of Goods Sold:
Direct Study Costs	32,536	42,998	36,220	44,101	48,504	38,781	73.5	76.6	75.5	74.2	72.8	69.2

Net Revenue	11,703	13,109	11,765	15,364	18,083	17,230	26.5	23.4	24.5	25.8	27.2	30.8

Operating Expenses:
Selling, General, and Administrative	11,975	12,988	13,892	17,751	18,590	22,415	27.1	23.1	29.0	29.9	27.9	40.0
Class B Common Stock Depreciation	—	—	(117)	(178)	—	(1,919)	—	—	(0.2)	(0.3)	—	(3.4)
Depreciation and Amortization	221	324	407	567	1,006	1,560	0.5	0.6	0.8	1.0	1.5	2.8
Impairment of Goodwill	—	—	—	—	—	7,208	—	—	—	—	—	12.9

Total Operating Expenses	12,196	13,312	14,182	18,140	19,596	29,264	27.6	23.7	29.6	30.5	29.4	52.2

Operating Income	(493)	(203)	(2,417)	(2,776)	(1,513)	(12,034)	(1.1)	(0.4)	(5.0)	(4.7)	(2.3)	(21.5)

Total Other Income (Expense)	43	25	(51)	(10)	95	305	0.1	0.0	(0.1)	(0.0)	0.1	0.5

Pretax Income	(450)	(178)	(2,468)	(2,786)	(1,418)	(11,729)	(1.0)	(0.3)	(5.1)	(4.7)	(2.1)	(20.9)

Income Taxes	—	—	—	—	—	—	—	—	—	—	—	—

Net Income	(450)	(178)	(2,468)	(2,786)	(1,418)	(11,729)	(1.0)	(0.3)	(5.1)	(4.7)	(2.1)	(20.9)

Sources: Audited and Company prepared financial statements.

Willamette Management Associates

Essential Group, Inc.	Page 5

EXHIBIT 4

ESSENTIAL GROUP, INC.

HISTORICAL STATEMENTS OF CASH FLOW

	Fiscal Years Ended December 31,
	2005 $000	2004 $000	2003 $000	2002 $000	2001 $000

Operating Activities:
Net Income	(178)	(2,468)	(2,786)	(1,418)	(11,729)
Adjustments to Reconcile Net Income to
Net Change in Cash from Operating Activities:
Depreciation and Amortization	324	407	567	1,006	1,560
Impairment of Goodwill	—	—	—	—	7,208
Class B Common Stock Depreciation	—	(117)	(178)	—	(1,919)
Compensatory Stock Options	—	5	95	42	22
Warrant Compensation for Professional Services	—	—	24	—	—
Other	4	2	(15)	(7)	(8)
Changes in Operating Assets and Liabilities:
Accounts Receivable	(2,034)	3,841	803	541	3,233
Prepaid Expenses	627	189	1,492	421	(462)
Other Assets	(10)	4	(4)	—	8
Accounts Payable	(1,480)	106	668	(1,038)	1,641
Accrued Investigator Fees	149	(2,437)	169	(632)	(3,251)
Accrued Wages and Other	3,885	61	(115)	(655)	(367)
Deferred Revenue	3,322	(832)	(1,431)	(780)	523
Other Assets and Liabilities	—	—	(23)	(25)	(50)

Net Change in Cash from Operating Activities [a]	4,609	(1,239)	(734)	(2,545)	(3,592)

Investing Activities:
Purchase of Property, Plant, and Equipment	(333)	(154)	(67)	(262)	(181)

Net Change in Cash from Investing Activities	(333)	(154)	(67)	(262)	(181)

Financing Activities:
Proceeds (Payments) on Line of Credit, Net	(3)	675	—	—	0
Proceeds (Payments) on Capital Leases and Debt, Net	—	(14)	11	(19)	(115)

Net Change in Cash from Financing Activities	(3)	661	11	(19)	(115)

Balance Sheet Reconcilation [a]	—	—	—	—	100

Net Increase (Decrease) in Cash and Cash Equivalents	4,273	(732)	(790)	(2,826)	(3,788)
Cash and Cash Equivalents, Beginning of Year	1,252	1,984	2,774	5,601	9,389

Cash and Cash Equivalents, End of Year	5,525	1,252	1,984	2,774	5,601

Footnote:

[a]	Adjusted upward by $100,000 in 2001 to reconcile to the cash balance indicated on the Company’s balance sheet as of December 31, 2001.

Sources: Audited and Company prepared financial statements.

Willamette Management Associates

Essential Group, Inc.	Page 6

EXHIBIT 5

ESSENTIAL GROUP, INC.

PREFERRED STOCK TOTAL LIQUIDATION VALUE

Series of Preferred Stock	Issue Date	Number of Shares Outstanding as of October 31, 2006 (A)	Liquidation Preference per Share ($) (B)	Liquidation Value ($000) ‘(C) = (A) x (B)	Required Annual Dividends (Cumulative)	Accumulated Dividends Value ($000) (D)-(C)	Total Liquidation Value ($000) (D)		Voting Rights	Convertible

Series A-1	3/23/2000	150,884	26.51	4,000	8% per	NA	NA		Yes	Yes
Series A-2	3/23/2000	149,602	50.13	7,500	annum of	NA	NA		Yes	Yes
Series A-3	3/23/2000	297,768	8.40	2,501	Liquidation	NA	NA		Yes	Yes
Series A-4	3/23/2000	888,889	11.25	10,000	Value at the	NA	NA		Yes	Yes
Series A-5	3/23/2000	569,861	7.90	4,502	Beginning of	NA	NA		Yes	Yes
Series A-6	3/17/2000	2,726,450	12.00	32,717	the Year	NA	NA		Yes	Yes
Series A-7	3/17/2000	209,167	12.00	2,510		NA	NA		Yes	Yes

Total Series A				63,730		37,426	101,156	[a]
Series B	4/22/1998	228,436	0.01	2	—	—	2		No	Yes

Series E	3/15/1999	30,164	12.50	377	—	—	377		Yes	Yes

Preferred Stock Total Liquidation Value							101,535

NA = Not Available

Footnotes:

[a]	Based on the projected book value of Series A preferred stock as of October 31, 2006 (See Exhibit 20). Series A preferred stock book value equals estimated liquidation value.

Sources: Exhibit 20 and Certificates of Designation of (1) Series A-1 through A-7 preferred stock, (2) Series B preferred stock, and (3) Series E preferred stock.

Willamette Management Associates

Essential Group, Inc.	Page 7

EXHIBIT 6

ESSENTIAL GROUP, INC.

HISTORICAL FINANCIAL RATIO ANALYSIS

	LTM Ended Sep-06	Fiscal Years Ended December 31,
Financial Ratios		2005	2004	2003	2002	2001
LIQUIDITY
Current Ratio	0.7	0.8	0.8	0.9	1.1	1.1
Quick Ratio	0.5	0.7	0.6	0.8	0.8	0.9

ACTIVITY
Turnover:
Receivables	5.4	6.0	4.7	4.7	5.0	3.7
Total Asset	3.2	3.6	3.1	3.0	2.8	1.7
Average Collection Period (Days)	67	60	77	76	72	98
Operating Cycle (Days)	67	60	77	76	72	98

PERFORMANCE
Revenue/Net Property, Plant and Equipment	110.3	106.9	92.5	76.8	52.8	28.0
Revenue/Stockholder Equity	(0.4)	(0.6)	(0.5)	(0.7)	(0.9)	(0.9)

PROFITABILITY (%)
Operating Margin Before Depreciation and Amortization	(0.6)	0.2	(4.2)	(3.7)	(0.8)	(18.7)
Operating Margin After Depreciation and Amortization	(1.1)	(0.4)	(5.0)	(4.7)	(2.3)	(21.5)
Pretax Profit Margin	(1.0)	(0.3)	(5.1)	(4.7)	(2.1)	(20.9)
Net Profit Margin	(1.0)	(0.3)	(5.1)	(4.7)	(2.1)	(20.9)
Return on:
Assets	(4.8)	(1.0)	(19.4)	(15.7)	(6.6)	(45.3)
Equity	NM	NM	NM	NM	NM	NM
Investment	0.4	0.2	2.7	3.4	2.0	18.0
Average Assets	(3.2)	(1.1)	(16.2)	(14.2)	(6.0)	(35.1)
Average Equity	NM	NM	NM	NM	NM	NM
Average Investment	0.4	0.2	2.9	3.6	2.1	21.0

LEVERAGE
Interest Coverage Before Tax	(8.5)	(2.2)	(47.4)	(125.6)	(87.6)	(1,662.4)
Interest Coverage After Tax	(8.5)	(2.2)	(47.4)	(125.6)	(87.6)	(1,662.4)
Long-term Debt/Common Equity (%)	—	—	—	—	—	(0.0)
Long-term Debt/Shareholders’ Equity (%)	—	—	—	—	—	(0.0)
Total Debt/Invested Capital (%)	(0.5)	(0.7)	(0.7)	(0.0)	(0.0)	(0.0)
Total Debt/Total Assets (%)	5.1	3.6	5.3	0.1	0.0	0.1
Total Assets/Common Equity	NM	NM	NM	NM	NM	NM

NM = Not Meaningful

Sources: Exhibits 2 through 4.

Willamette Management Associates

Essential Group, Inc.	Page 8

EXHIBIT 7

ESSENTIAL GROUP, INC.

COMPARATIVE FINANCIAL RATIO ANALYSIS

Financial Ratios	Bioanalytical Systems, Inc. Sep-05	Encorium Group, Inc. Dec-05	Kendle International, Inc. Dec-05	Pacific Biometrics, Inc. Jun-06	PRA International Dec-05	Median	Essential Group, Inc. Dec-05
LIQUIDITY
Current Ratio	1.4	3.0	2.1	2.1	1.3	2.1	0.8
Quick Ratio	1.2	2.7	1.9	2.0	1.3	1.9	0.7

ACTIVITY
Turnover:
Receivables	4.2	4.0	4.1	7.6	3.8	4.1	6.0
Total Asset	0.9	1.1	1.4	1.7	1.0	1.1	3.6
Average Collection Period (Days)	85	89	87	48	94	87	60
Operating Cycle (Days)	113	127	87	48	94	94	60

PERFORMANCE
Revenue/Net Property, Plant and Equipment	1.6	14.2	16.6	15.5	12.1	14.2	106.9
Revenue/Stockholder Equity	2.2	2.0	2.1	4.6	1.7	2.1	(0.6)

PROFITABILITY (%)
Operating Margin Before Depreciation and Amortization	10.9	(8.8)	9.0	19.6	19.1	10.9	0.2
Operating Margin After Depreciation and Amortization	2.9	(12.8)	6.9	17.2	15.7	6.9	(0.4)
Pretax Profit Margin	0.7	(11.7)	7.1	1.7	15.7	1.7	(0.3)
Net Profit Margin	(0.2)	(11.7)	4.3	1.7	9.9	1.7	(0.3)
Return on:
Assets	(0.2)	(15.1)	5.8	2.0	9.8	2.0	(1.0)
Equity	(0.5)	(23.5)	8.7	7.6	17.1	7.6	NM
Investment	(0.3)	(23.4)	8.6	5.2	17.1	5.2	0.2
Average Assets	(0.2)	(13.1)	6.1	2.9	9.7	2.9	(1.1)
Average Equity	(0.5)	(21.0)	9.5	18.1	19.0	9.5	NM
Average Investment	(0.3)	(20.9)	9.2	8.1	19.0	8.1	0.2

LEVERAGE
Interest Coverage Before Tax	1.3	(147.5)	39.7	1.1	110.7	1.3	(2.2)
Interest Coverage After Tax	0.9	(147.5)	24.2	1.1	70.0	1.1	(2.2)
Long-term Debt/Common Equity (%)	72.5	0.6	1.0	46.1	—	1.0	0.0
Long-term Debt/Shareholders’ Equity (%)	72.5	0.6	1.0	46.1	—	1.0	0.0
Total Debt/Invested Capital (%)	47.7	1.0	3.7	61.0	0.0	3.7	(0.7)
Total Debt/Total Assets (%)	33.7	0.6	2.5	23.3	0.0	2.5	3.6
Total Assets/Common Equity	2.4	1.6	1.5	3.8	1.7	1.7	NM

Sources: S&P’s Compustat and Exhibit 6.

Willamette Management Associates

Essential Group, Inc.	Page 9

EXHIBIT 8

ESSENTIAL GROUP, INC.

PRO FORMA ADJUSTMENTS AND REPRESENTATIVE FINANCIAL FUNDAMENTALS

Financial Fundamentals	LTM Ended Sep-06 $000	Fiscal Years Ended December 31,					5-Year Average $000	LTM Ended Sep-06%	Fiscal Years Ended December 31,
		2005 $000	2004 $000	2003 $000	2002 $000	2001 $000			2005%	2004%	2003%	2002%	2001%
Gross Revenue	44,239	56,107	47,985	59,465	66,587	56,011	54,877	100.0	100.0	100.0	100.0	100.0	100.0
Pretax Income	(450)	(178)	(2,468)	(2,786)	(1,418)	(11,729)	(1,460)	(1.0)	(0.3)	(5.1)	(4.7)	(2.1)	(20.9)
Net Income	(450)	(178)	(2,468)	(2,786)	(1,418)	(11,729)	(1,460)	(1.0)	(0.3)	(5.1)	(4.7)	(2.1)	(20.9)
Effective Income Tax Rate	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Adjustments to Income:
Impairment of Goodwill	—	—	—	—	—	7,208	—	—	—	—	—	—	12.9

Total Adjustments	—	—	—	—	—	7,208	—	—	—	—	—	—	12.9

Adjusted Income:
Pretax Income	(450)	(178)	(2,468)	(2,786)	(1,418)	(4,521)	(1,460)	(1.0)	(0.3)	(5.1)	(4.7)	(2.1)	(8.1)

Depreciation and Amortization Expense	221	324	407	567	1,006	1,560	505	0.5	0.6	0.8	1.0	1.5	2.8
Interest Expense	47	55	51	22	16	7	38	0.1	0.1	0.1	0.0	0.0	0.0

Adjusted Financial Fundamentals:
EBIT [a]	(403)	(123)	(2,417)	(2,764)	(1,402)	(4,514)	(1,422)	(0.9)	(0.2)	(5.0)	(4.6)	(2.1)	(8.1)
EBITDA [b]	(182)	201	(2,010)	(2,197)	(396)	(2,954)	(917)	(0.4)	0.4	(4.2)	(3.7)	(0.6)	(5.3)

Footnotes:

[a]	EBIT = Earnings before Interest Expense and Income Taxes
[b]	EBITDA = Earnings before Interest Expense, Income Taxes, Depreciation, and Amortization

Sources: Exhibits 3 & 4 and discussions with Company management.

Willamette Management Associates

Essential Group, Inc.	Page 10

EXHIBIT 9

ESSENTIAL GROUP, INC.

MARKET APPROACH

GUIDELINE PUBLICLY TRADED COMPANY METHOD

MARKET VALUE OF INVESTED CAPITAL

Company	Mkt./Sym.	FYE	Latest Quarter				As of or for Period Ending	Bid/Close Price Per Common Shares 10/31/06 $	Common Share Outstg. [b] 000s	Market Value of Equity		MVIC $000
			TBV $000	BVIBD $000	TBVIC $000	MVIBD [a] $000				Common 000s	Preferred $000
Bioanalytical Systems, Inc.	NASD/BASI	Sep-05	15,498	15,723	31,221	15,723	Jun-06	5.320	4,892	26,026	—	41,749
Encorium Group, Inc.	NASD/ENCO	Dec-05	7,129	41	7,170	41	Sep-06	3.740	13,348	49,923	—	49,964
Kendle International, Inc.	NASD/KNDL	Dec-05	(116,880)	200,481	83,601	200,481	Sep-06	34.620	14,398	498,457	—	698,938
Pacific Biometrics, Inc.	OTC/PBME	Jun-06	2,355	4,652	7,008	4,652	Jun-06	1.120	18,337	20,537	—	25,190
PRA International	NASD/PRAI	Dec-05	(6,428)	24,000	17,572	24,000	Sep-06	29.500	24,142	712,176	—	736,176

Essential Group, Inc.	NM	Dec-05	(104,576)	475	(104,101)	475	Sep-06	NM	—	NM	NM	NM

Definitions, footnotes, and sources are found on Exhibit 16.

Willamette Management Associates

Essential Group, Inc.	Page 11

EXHIBIT 10

ESSENTIAL GROUP, INC.

MARKET APPROACH

GUIDELINE PUBLICLY TRADED COMPANY METHOD

EARNINGS BEFORE INTEREST AND TAXES

Company	LTM EBIT $000	Earnings Before Interest & Taxes (EBIT)					5-Year Average [c] EBIT $000	Compound Annual Growth [d] %
		2006/05 $000	2005/04 $000	2004/03 $000	2003/02 $000	2002/01 $000
Bioanalytical Systems, Inc.	(715)	1,258	865	918	1,765	3,543	818	NM
Encorium Group, Inc.	(116)	(1,475)	(5,458)	(1,093)	4,081	3,560	(812)	NM
Kendle International, Inc.	28,067	17,975	6,534	3,238	10,215	7,464	13,206	32.2
Pacific Biometrics, Inc.	2,485	2,485	(2,402)	2,594	(1,088)	1,111	540	22.3
PRA International	43,683	51,695	45,224	30,746	16,556	8,633	37,581	40.7

LOW								22.3
HIGH								40.7
MEAN								31.7
MEDIAN								32.2

Essential Group, Inc.	(403)	(123)	(2,417)	(2,764)	(1,402)	(4,514)	(1,422)	NM

Definitions, footnotes, and sources are found on Exhibit 16.

Willamette Management Associates

Essential Group, Inc.	Page 12

EXHIBIT 11

ESSENTIAL GROUP, INC.

MARKET APPROACH

GUIDELINE PUBLICLY TRADED COMPANY METHOD

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION

Company	LTM EBITDA $000	Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)					5-Year Average [c] EBITDA $000	Compound Annual Growth [d] %
		2006/05 $000	2005/04 $000	2004/03 $000	2003/02 $000	2002/01 $000
Bioanalytical Systems, Inc.	3,333	4,699	4,306	3,599	3,807	5,304	3,949	(9.3)
Encorium Group, Inc.	264	(965)	(4,699)	(216)	4,724	4,082	(178)	NM
Kendle International, Inc.	36,174	25,966	15,709	12,295	18,562	17,452	21,741	16.6
Pacific Biometrics, Inc.	2,749	2,749	(2,249)	2,715	(998)	1,179	679	23.6
PRA International	55,134	62,851	54,915	39,713	23,512	15,893	47,225	30.0

LOW								(9.3)
HIGH								30.0
MEAN								15.2
MEDIAN								20.1

Essential Group, Inc.	(182)	201	(2,010)	(2,197)	(396)	(2,954)	(917)	NM

Definitions, footnotes, and sources are found on Exhibit 16.

Willamette Management Associates

Essential Group, Inc.	Page 13

EXHIBIT 12

ESSENTIAL GROUP, INC.

MARKET APPROACH

GUIDELINE PUBLICLY TRADED COMPANY METHOD

GROSS REVENUE

Company	Projected Growth %	Projected Gross Revenue $000	LTM Growth %	LTM Gross Revenue $000	Gross Revenue					5-Year Average [c] Gross Revenue $000	Compound Annual Growth [d] %	MVIC $000	MVIC Gross Revenue
					2006/05 $000	2005/04 $000	2004/03 $000	2003/02 $000	2002/01 $000				Projected	LTM
Bioanalytical Systems, Inc.	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	41,749	NA	NA
Encorium Group, Inc.	NA	NA	3.1	13,124	12,727	18,977	26,629	29,187	19,947	20,129	(8.4)	49,964	NA	3.81
Kendle International, Inc.	36.4	439,603	28.6	322,319	250,639	215,868	209,657	214,014	194,499	242,499	11.2	698,938	1.59	2.17
Pacific Biometrics, Inc.	NA	NA	232.8	10,750	10,750	3,230	4,801	5,765	4,405	5,790	25.0	25,190	NA	2.34
PRA International	17.0	376,710	(1.3)	322,094	326,244	307,644	289,997	201,013	130,884	289,398	20.9	736,176	1.95	2.29

LOW	17.0		(1.3)								(8.4)	25,190	1.59	2.17
HIGH	36.4		232.8								25.0	736,176	1.95	3.81
MEAN	26.7		65.8								12.2	310,403	1.77	2.65
MEDIAN	26.7		15.9								16.1	49,964	1.77	2.31

Essential Group, Inc.	(18.6)	36,006	(21.2)	44,239	56,107	47,985	59,465	66,587	56,011	54,877	(4.8)	NM	NM	NM

Definitions, footnotes, and sources are found on Exhibit 16.

Willamette Management Associates

Essential Group, Inc.	Page 14

EXHIBIT 13

ESSENTIAL GROUP, INC.

MARKET APPROACH

GUIDELINE PUBLICLY TRADED COMPANY METHOD

NET REVENUE

Company	LTM Net Revenue $000	Net Revenue					5-Year Average [c] Net Revenue $000	Compound Annual Growth [d] %	MVIC $000	MVIC/ Net Revenue
		2006/05 $000	2005/04 $000	2004/03 $000	2003/02 $000	2002/01 $000				LTM	5-Year Average
Bioanalytical Systems, Inc.	44,558	42,395	37,152	29,839	26,513	25,275	36,092	12.7	41,749	0.94	1.16
Encorium Group, Inc.	11,393	10,403	13,590	20,836	24,677	18,353	16,180	(9.6)	49,964	4.39	3.09
Kendle International, Inc.	249,874	202,032	172,888	156,221	165,173	154,302	189,238	10.7	698,938	2.80	3.69
Pacific Biometrics, Inc.	10,435	10,435	3,123	4,264	5,294	4,058	5,435	26.6	25,190	2.41	4.63
PRA International	299,133	294,739	277,479	247,888	176,365	115,077	259,121	22.3	736,176	2.46	2.84

LOW								(9.6)	25,190	0.94	1.16
HIGH								26.6	736,176	4.39	4.63
MEAN								12.5	310,403	2.60	3.08
MEDIAN								12.7	49,964	2.46	3.09

Essential Group, Inc.	11,703	13,109	11,765	15,364	18,083	17,230	14,005	(7.8)	NM	NM	NM

Definitions, footnotes, and sources are found on Exhibit 16.

Willamette Management Associates

Essential Group, Inc.	Page 15

EXHIBIT 14

ESSENTIAL GROUP, INC.

MARKET APPROACH

GUIDELINE PUBLICLY TRADED COMPANY METHOD

GROSS REVENUE PERFORMANCE RATIOS

Company	LTM Return on Net Revenue		LTM Return on Gross Revenue		5-Year Average Return on Gross Revenue
	EBIT %	EBITDA %	EBIT %	EBITDA %	EBIT %	EBITDA %
Bioanalytical Systems, Inc. [f]	DF	7.5	DF	7.5	2.3	10.9
Encorium Group, Inc.	DF	2.3	DF	2.0	DF	DF
Kendle International, Inc.	11.2	14.5	8.7	11.2	5.4	9.0
Pacific Biometrics, Inc.	23.8	26.3	23.1	25.6	9.3	11.7
PRA International	14.6	18.4	13.6	17.1	13.0	16.3

LOW	11.2	2.3	8.7	2.0	2.3	9.0
HIGH	23.8	26.3	23.1	25.6	13.0	16.3
MEAN	16.5	13.8	15.1	12.7	7.5	12.0
MEDIAN	14.6	14.5	13.6	11.2	7.4	11.3

Essential Group, Inc.	DF	DF	DF	DF	DF	DF

Definitions, footnotes, and sources are found on Exhibit 16.

Willamette Management Associates

Essential Group, Inc.	Page 16

EXHIBIT 15

ESSENTIAL GROUP, INC.

MARKET APPROACH

GUIDELINE PUBLICLY TRADED COMPANY METHOD

BOOK VALUE OF INVESTED CAPITAL AND PERFORMANCE RATIOS

Company	MVIC $000s	MVIC/ Lat. Qtr. TBVIC	BV of IBD/ TBVIC %	MV of IBD/ MVIC %	LTM Return on TBVIC		5-Year Average Return on TBVIC
					EBIT %	EBITDA %	EBIT %	EBITDA %
Bioanalytical Systems, Inc.	41,749	1.34	50.4	37.7	DF	10.7	2.6	12.6
Encorium Group, Inc.	49,964	6.97	0.6	0.1	DF	3.7	DF	DF
Kendle International, Inc.	698,938	8.36	239.8	28.7	33.6	43.3	15.8	26.0
Pacific Biometrics, Inc.	25,190	3.59	66.4	18.5	35.5	39.2	7.7	9.7
PRA International	736,176	41.89	136.6	3.3	248.6	313.8	213.9	268.8

LOW		1.34	0.6	0.1	33.6	3.7	2.6	9.7
HIGH		41.89	239.8	37.7	248.6	313.8	213.9	268.8
MEAN		12.43	98.7	17.6	105.9	82.1	60.0	79.3
MEDIAN		6.97	66.4	18.5	35.5	39.2	11.8	19.3

Essential Group, Inc.	NM	NM	(0.5)	NM	DF	DF	DF	DF

Definitions, footnotes, and sources are found on Exhibit 16.

Willamette Management Associates

Essential Group, Inc.	Page 17

EXHIBIT 16

ESSENTIAL GROUP, INC.

MARKET APPROACH

GUIDELINE PUBLICLY TRADED COMPANY METHOD

DEFINITIONS, FOOTNOTES, AND SOURCES TO EXHIBITS

Definitions:

BV = Book Value

DF = Deficit

FYE = Fiscal Year End

IBD = Interest-bearing Debt

IC = Invested Capital

LTM = Latest 12 Months

MV = Market Value

MVIC = LTD + ST Interest-bearing Debt + MV of Preferred + MV of Common Equity

NA = Not Available

NM = Not Meaningful

Net Revenue = Gross Revenue - Reimbursement Revenue

T = Tangible

TBVIC = Stockholders’ Equity - Goodwill + LTD + ST Interest-bearing Debt

Footnotes:

[a] Book value if not publicly traded.

[b] Per most recently available data prior to the valuation date.

[c] Includes latest 12 months if at least six months beyond latest fiscal year end.

[d] From earliest year on the table to the latest 12 months period.

[e] From the latests 12 months period to the projected fiscal year.

[f] Based on net revenue. Bionanalytical Systems, Inc., does not report reimbursement revenue.

Sources: SEC Forms 10-K and 10-Q, Annual Reports to Shareholders, Standard & Poor’s Compustat, and Mergent Online.

Willamette Management Associates

Essential Group, Inc.	Page 18

EXHIBIT 17

ESSENTIAL GROUP, INC.

MARKET APPROACH

GUIDELINE PUBLICLY TRADED COMPANY METHOD

VALUATION SUMMARY

Financial Fundamentals	Essential Group, Inc. $ 000	Industry Pricing Multiples				Selected Pricing Multiples	Indicated Value $ 000	Weightings		Indicated Value $ 000
		Low	High	Mean	Median			Horizon %	Multiple %
Gross Revenue
Latest Twelve Months	44,239	2.17	3.81	2.65	2.31	0.40	17,696	50
									50	8,025
Projected	36,006	1.59	1.95	1.77	1.77	0.40	14,403	50
Net Revenue
Latest Twelve Months	11,703	0.94	4.39	2.60	2.46	0.90	10,533	100	50	5,266

	Market Value of Invested Capital	13,291
Minus:	Working Capital Deficit [a]	(4,409)

Equals:	Indicated Market Value of Invested Capital (Rounded)	8,900

Minus:	Interest-bearing Debt [b]	(475)
Minus:	Preferred Stock [c]	(101,535)

Equals:	Marketable, Noncontrolling Ownership Interest Value of Common Equity	(93,110)
Equals:	Marketable, Noncontrolling Ownership Interest Value of Common Equity (Rounded)	—

Footnotes:

[a]	Based on a working capital deficit as of October 31, 2006 as indicated by Company management.
[b]	Interest-bearing debt as of October 31, 2006.
[c]	Based on the preferred stock total liquidation value (See Exhibit 5).

Sources: Exhibits 5, 9 through 16.

Willamette Management Associates

Essential Group, Inc.	Page 19

EXHIBIT 18

ESSENTIAL GROUP, INC.

MARKET APPROACH

GUIDELINE MERGED AND ACQUIRED COMPANY METHOD

MARKET PRICING MULTIPLES

Acquiror Company Target Company	Charles River Laboratories International Inc. Inveresk Research Group, Inc.	AmeriPath Inc. Specialty Laboratories, Inc.	IT&E International Group, Inc. Averion Inc.	Covance Inc. Radiant Research Inc.	Premier Research Group Plc (UK) ScirexCorp. LLC	Premier Research Group Plc (UK) PharmData Inc. [b]	Invitrogen Corp. BioRelliance Corp.		Kedle International Inc. Inveresk Research Inc.	SFBC International, Inc. PharmaNet Inc.	Essential Group, Inc.
Date Acquired	10/20/2004	1/31/2006	7/31/2006	5/31/2006	7/10/2006	7/18/2005	2/6/2004		8/16/2006	12/22/2004
Transaction Data:
Price per Share ($)	$38.569	$13.250	$159.236	NA	NA	NA	NA		NA	NA	NM
Shares Acquired (000s)	18,452	23,952	157	NA	NA	NA	NA		NA	NA	NM

Market Value of Shares Acquired ($ 000)	1,412,057	327,100 [a]	25,000	65,000	37,000	9,614	433,298	[c]	229,700	248,600	NM
Market Value of Preferred Stock ( $ 000)	—	—	—	—	—	—	—		—	—
Assumption of Debt ($ 000)	346,775	—	—	—	—	1,320	70,436		—	39,938	NM

Total Purchase Price ( $ 000)	1,758,832	327,100	25,000	65,000	37,000	10,934	503,734		229,700	288,538	NM

Percentage Acquired	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	95.6%		100.0%	100.0%
Market Value of Invested Capital ( $ 000)	1,758,832	327,100	25,000	65,000	37,000	10,934	523,677		229,700	288,538
Latest Fiscal Year Ended	6/30/2004	12/31/2005	12/31/2005	NA	12/31/2005	12/31/2004	12/31/2003		12/31/2005	12/31/2003	12/31/2005
Latest Twelve Months Ended	12/31/2003	12/31/2005	6/30/2006	NA	12/31/2005	6/30/2005	12/31/2003		6/30/2006	9/30/2004	9/30/2006
Latest Twelve Months Operating Data:
Target Company Gross Revenue ($ 000)	NA	NA	18,032	25,000	51,667	4,624	NA		111,027	161,853	44,239
Target Company Net Revenue ($ 000)	303,898	151,727	17,196	NA	NA	NA	98,053		NA	112,519	11,703
Target Company EBIT ( $ 000)	52,194	(4,653)	267	NA	1,350	NA	21,918		(3,550)	10,642	(403)
Target Company EBIT Margin (%)	NA	NA	1.5	NA	2.6	NA	NA		(3.2)	6.6	(0.9)
Target Company EBITDA ($ 000)	763,035	1,123	828	NA	NA	NA	27,504		8,569	16,266	(182)
Target Company EBITDA Margin (%)	NA	NA	4.6	NA	NA	NA	NA		7.7	10.0	(0.4)

Market Pricing Multiples:
MVIC/Gross Revenue	NA	NA	1.4	2.6	0.7	2.4	NA		2.1	1.8
MVIC/Net Revenue	5.8	2.2	1.5	NA	NA	NA	5.3		NA	2.6

NA = Not Available

NM = Not Meaningful

Net Revenue = Gross Revenue— Reimbursement Revenue

Footnotes:

[a]	Based on (1) $317.364 million cash paid to common shareholders and (2) approximately $9.738 million value of new options issued to the current stock option holders of the target company.
[b]	All earnings and value amounts are presented in thousands of British pounds.
[c]	The purchase price of $433.3 million for the BioReliance equity is based on (1) $404.793 million cash paid to outstanding common shareholders and (2) a $28.505 accrual for cash to be paid for outstanding common stock options.

Sources: SEC filings, press releases, Mergerstat , and SDC .

Willamette Management Associates

Essential Group, Inc.	Page 20

EXHIBIT 19

ESSENTIAL GROUP, INC.

MARKET APPROACH

GUIDELINE MERGED AND ACQUIRED COMPANY METHOD

VALUATION SUMMARY

Financial Fundamentals	Essential Group, Inc. $000	Industry Pricing Multiples				Selected Pricing Multiple	Indicated Value $000	Weight %
		Low	High	Mean	Median

Latest Twelve Months:
Gross Revenue	44,239	0.7	2.6	1.8	1.9	0.4	17,696	25%
Net Revenue	11,703	1.5	5.8	3.5	2.6	1.2	14,044	75%

	Offer Date	Indicated Range of Net Asset Value $000 [a]
IT&E International, Inc., Letter of Intent, Value of Net Assets [b]	April 17, 2006	6,000 - 9,000
INC Research, Inc., Letter of Intent, Value of Certain Assets and Rights [c]	March 15, 2006	3,000 - 6,000

	Market Value of Invested Capital	14,957
Minus:	Working Capital Deficit [d]	(4,409)

Equals:	Indicated Market Value of Invested Capital (Rounded)	10,500

Minus:	Interest-bearing Debt [e]	(475)
Minus:	Preferred Stock [f]	(101,535)

Equals:	Marketable, Controlling Ownership Interest Value of Common Equity	(91,510)

Minus:	Discount for Lack of Control @ 0%	—

Equals:	Marketable, Noncontrolling Ownership Interest Value of Common Equity	(91,510)

Equals:	Marketable, Noncontrolling Ownership Interest Value of Common Equity (Rounded)	—

Footnotes:

[a]	Based on estimates provided by Company management.
[b]	The offer value was comprised of (1) 67,128,499 common shares of IT&E International Inc. (“IT&E”) (represents 23% of IT&E total common stock post-transaction), (2) warrants to purchase an additional 25,110,872 shares of common stock with an exercise price of $0.16 per share, and (3) assume $3.2 million current liabilities of Essential Group, Inc., related to the working capital deficit as of the date of the contemplated transaction. As of the offer date, the market price of IT&E common stock was $0.165 per share.
[c]	The offer value was comprised of (1) $3 million of cash, (2) 1 million of INC Research, Inc., restricted shares of common stock, and (3) an earn-out payment.
[d]	Based on a working capital deficit as of October 31, 2006 as indicated by Company management.
[e]	Interest-bearing debt as of October 31, 2006.
[f]	Based on the preferred stock total liquidation value (See Exhibit 5).

Source: Exhibits 5 and 18.

Willamette Management Associates

Essential Group, Inc.	Page 21

EXHIBIT 20

ESSENTIAL GROUP, INC.

INCOME APPROACH

DISCOUNTED CASH FLOW METHOD

PROJECTED CONSOLIDATED BALANCE SHEETS

	As of Oct-06 $000	Projected as of December 31,					As of Oct-06%	Projected as of December 31,
		2006 $000	2007 [a] $000	2008 $000	2009 $000	2010 $000		2006%	2007 [a] %	2008%	2009%	2010%
Assets
Current Assets:
Cash and Cash Equivalents	104	639	600	2,105	6,215	11,168	1.2	7.6	5.8	14.8	26.1	31.1
Accounts Receivable, Net	6,105	5,314	7,832	10,052	14,306	19,105	71.9	63.5	75.8	70.5	60.1	53.2
Prepaid Expenses	1,865	2,031	1,055	119	168	224	22.0	24.3	10.2	0.8	0.7	0.6

Total Current Assets	8,074	7,984	9,487	12,276	20,689	30,497	95.1	95.4	91.8	86.1	86.9	84.9

Property, Plant and Equipment:
Property, Plant and Equipment, Gross	6,582	6,582	7,332	9,032	10,732	13,632	77.5	78.6	70.9	63.3	45.1	37.9
Less: Accumulated Depreciation	(6,197)	(6,230)	(6,514)	(7,081)	(7,657)	(8,233)	(73.0)	(74.4)	(63.0)	(49.7)	(32.2)	(22.9)

Property, Plant and Equipment, Net	385	352	818	1,951	3,075	5,399	4.5	4.2	7.9	13.7	12.9	15.0
Other Assets:
Other Noncurrent Assets	34	34	34	34	34	34	0.4	0.4	0.3	0.2	0.1	0.1

Total Other Assets	34	34	34	34	34	34	0.4	0.4	0.3	0.2	0.1	0.1

Total Assets	8,493	8,370	10,339	14,261	23,798	35,930	100.0	100.0	100.0	100.0	100.0	100.0

Liabilities and Stockholders’ Equity
Current Liabilities:
Current Interest-bearing Debt [b]	475	869	611	—	—	—	5.6	10.4	5.9	—	—	—
Accounts Payable	2,061	1,998	1,816	2,048	2,310	2,605	24.3	23.9	17.6	14.4	9.7	7.3
Capital Leases, Current Portion	—	—	—	—	—	—	5.6	—	—	—	—	—
Accrued Investigator Fees and Other Expenses	5,062	4,437	5,855	7,460	9,109	10,947	59.6	53.0	56.6	52.3	38.3	30.5
Accrued Wages and Other	2,281	2,367	2,230	2,671	3,848	4,949	26.9	28.3	21.6	18.7	16.2	13.8
Deferred Revenue	2,604	2,837	1,566	143	202	269	30.7	33.9	15.1	1.0	0.8	0.7

Total Current Liabilities	12,483	12,508	12,078	12,322	15,469	18,770	147.0	149.4	116.8	86.4	65.0	52.2

Long-term Liabilities:
Capital Leases, Noncurrent Portion	—	—	—	—	—	—	—	—	—	—	—	—
Other Liabilities	—	—	—	—	—	—	—	—	—	—	—	—

Total Long-term Liabilities	—	—	—	—	—	—	—	—	—	—	—	—

Total Liabilities	12,483	12,508	12,078	12,322	15,469	18,770	147.0	149.4	116.8	86.4	65.0	52.2
Series A Redeemable Convertible Preferred Stock	101,156	102,500	110,949	120,095	129,995	140,711	1,191.1	1,224.6	1,073.1	842.1	546.2	391.6

Stockholders’ Equity:
Class A Common Stock	3	3	3	3	3	3	0.0	0.0	0.0	0.0	0.0	0.0
Class B Common Stock and Series B & E Convertible Preferred Stock	1	1	1	1	1	1	0.0	0.0	0.0	0.0	0.0	0.0
Warrants to Purchase Common Stock	90	90	90	90	90	90	1.1	1.1	0.9	0.6	0.4	0.3
Additional Paid-in Capital	32,922	32,826	35,355	35,383	35,411	35,439	387.7	392.2	342.0	248.1	148.8	98.6
Accumulated Deficit	(138,162)	(139,558)	(148,137)	(153,633)	(157,171)	(159,084)	(1,626.9)	(1,667.4)	(1,432.8)	(1,077.3)	(660.4)	(442.8)

Total Stockholders’ Equity	(105,146)	(106,638)	(112,688)	(118,156)	(121,666)	(123,551)	(1,238.1)	(1,274.1)	(1,089.9)	(828.5)	(511.2)	(343.9)

Total Liabilities and Stockholders’ Equity	8,493	8,370	10,339	14,261	23,798	35,930	100.0	100.0	100.0	100.0	100.0	100.0

Footnotes:

[a]	Assumes a $2.5 million capital infusion in the first quarter of 2007.
[b]	As of November 30, 2006, borrowings under the line of credit is projected to reach $1.1 million. The increase in the line of credit will be supported by the projected $2 million capital infusion.

Sources: Management projections and WMA estimates.

Willamette Management Associates

Essential Group, Inc.	Page 22

EXHIBIT 21

ESSENTIAL GROUP, INC.

INCOME APPROACH

DISCOUNTED CASH FLOW METHOD

PROJECTED CONSOLIDATED INCOME STATEMENTS

	2 Mos. Ending Dec-06 $000	Projected Fiscal Year Ending December 31,					2 Mos. Ending Dec-06%	Projected Fiscal Year Ending December 31,
		2006 $000	2007 $000	2008 $000	2009 $000	2010 $000		2006%	2007%	2008%	2009%	2010%
Gross Revenue:
CRO	2,785	15,339	22,138	47,620	67,303	89,513	61.6	42.6	56.5	74.7	77.0	78.0
EPR	1,737	11,062	17,042	16,120	20,150	25,188	38.4	30.7	43.5	25.3	23.0	22.0
SMO	—	9,605	—	—	—	—	—	26.7	—	—	—	—

Total Gross Revenue	4,522	36,006	39,180	63,740	87,453	114,700	100.0	100.0	100.0	100.0	100.0	100.0
Growth Rate		-36%	9%	77%	143%	219%

Direct Study Cost:
CRO	1,821	9,700	14,348	30,953	43,747	58,183	40.3	26.9	36.6	48.6	50.0	50.7
EPR	1,401	8,463	13,142	12,574	15,717	19,646	31.0	23.5	33.5	19.7	18.0	17.1
SMO	—	7,599	—	—	—	—	—	21.1	—	—	—	—

Total Direct Study Cost	3,222	25,762	27,490	43,527	59,464	77,830	71.2	71.5	70.2	68.3	68.0	67.9

Net Revenue:
CRO	965	5,639	7,790	16,667	23,556	31,330	21.3	15.7	19.9	26.1	26.9	27.3
EPR	336	2,599	3,900	3,546	4,433	5,541	7.4	7.2	10.0	5.6	5.1	4.8
SMO	—	2,006	—	—	—	—	—	5.6	—	—	—	—

Total Net Revenue	1,301	10,244	11,690	20,214	27,989	36,871	28.8	28.5	29.8	31.7	32.0	32.1
Growth Rate		-22%	14%	73%	38%	32%

Operating Expenses:
Selling, General, and Administrative	657	5,534	7,180	11,238	15,847	21,986	14.5	15.4	18.3	17.6	18.1	19.2
Shared Services Allocation	660	5,420	4,027	4,471	5,109	5,507	14.6	15.1	10.3	7.0	5.8	4.8
Depreciation & Amortization	35	212	283	567	575	575	0.8	0.6	0.7	0.9	0.7	0.5

Total Operating Expenses	1,352	11,166	11,490	16,275	21,531	28,068	29.9	31.0	29.3	25.5	24.6	24.5

Operating Income	(51)	(922)	199	3,938	6,458	8,803	(1.1)	(2.6)	0.5	6.2	7.4	7.7

Other Income (Expense):
Interest, Net	—	48	(289)	(289)	(96)	—	—	0.1	(0.7)	(0.5)	(0.1)	—

Total Other Income (Expense)	—	48	(289)	(289)	(96)	—	—	0.1	(0.7)	(0.5)	(0.1)	—

Pretax Income	(51)	(874)	(89)	3,650	6,361	8,803	(1.1)	(2.4)	(0.2)	5.7	7.3	7.7
Income Taxes [a]	—	—	—	73	127	176	—	—	—	0.1	0.1	0.2

Net Income	(51)	(874)	(89)	3,577	6,234	8,627	(1.1)	(2.4)	(0.2)	5.6	7.1	7.5

EBIT [b]	(51)	(922)	199	3,938	6,458	8,803	(1.1)	(2.6)	0.5	6.2	7.4	7.7
EBITDA [c]	(16)	(710)	482	4,505	7,033	9,378	(0.4)	(2.0)	1.2	7.1	8.0	8.2

Footnotes:

[a]	Includes an adjustment for net operating losses and an estimated 2% AMT tax on positive pretax income.
[b]	EBIT = Earnings before Interest Expense and Income Taxes
[c]	EBITDA = Earnings before Interest Expense, Income Taxes, Depreciation, and Amortization

Sources: Management projections and WMA estimates.

Willamette Management Associates

Essential Group, Inc.	Page 23

EXHIBIT 22

ESSENTIAL GROUP, INC.

INCOME APPROACH

DISCOUNTED CASH FLOW METHOD

WEIGHTED AVERAGE COST OF CAPITAL (WACC)

Cost of Equity Capital: Capital Asset Pricing Model			Sources
Risk-free Rate of Return		4.73%	Federal Reserve Statistical Release, October 31, 2006
Long-term Equity Risk Premium	6.3%		Stocks, Bonds, Bills, and Inflation, Valuation Edition 2006, Ibbotson Associates
Industry Beta	1.49		Cost of Capital , 2006 Yearbook, Ibbotson Associates (SIC 8731)

Beta-adjusted Equity Risk Premium		9.4%
Size-related Equity Risk Premium		9.83%	Stocks, Bonds, Bills, and Inflation, Valuation Edition 2006, Ibbotson Associates
Unsystematic Equity Risk Premium		10.0%	WMA Estimate

Total Cost of Equity Capital		33.9%

Cost of Equity Capital: Build-Up Method			Source
Risk-free Rate of Return		4.73%	Federal Reserve Statistical Release, October 31, 2006
Long-term Equity Risk Premium		6.3%	Stocks, Bonds, Bills, and Inflation, Valuation Edition 2006, Ibbotson Associates
Industry Equity Risk Premium		2.56%	Stocks, Bonds, Bills, and Inflation, Valuation Edition 2006, Ibbotson Associates
Size-related Equity Risk Premium		9.83%	Stocks, Bonds, Bills, and Inflation, Valuation Edition 2006, Ibbotson Associates
Unsystematic Equity Risk Premium		10.0%	WMA Estimate

Total Cost of Equity Capital		33.4%

Selected Cost of Equity Capital		34%

Cost of Debt Capital:
Average Cost of Debt		9.3%	Estimated Average Cost of Debt
Income Tax Rate		40.0%	Estimated Company Income Tax Rate

After-tax Debt Rate		5.6%

Capital Structure:
Equity / Invested Capital		95%	Cost of Capital , 2006 Yearbook, Ibbotson Associates (SIC 8731)
Debt / Invested Capital		5%	Cost of Capital , 2006 Yearbook, Ibbotson Associates (SIC 8731)
Total Invested Capital		100%

WACC (Rounded)		33%

Sources: As indicated above.

Willamette Management Associates

Essential Group, Inc.	Page 24

EXHIBIT 23

ESSENTIAL GROUP, INC.

INCOME APPROACH

DISCOUNTED CASH FLOW METHOD

VALUATION SUMMARY

Present Value of Discrete Net Cash Flow:	2 Mos. Ending Dec-06 $000	Projected Fiscal Year Ending December 31,				Normalized Proj. FYE 2010 $000

		2007 $000	2008 $000	2009 $000	2010 $000
Net Income	(51)	(89)	3,577	6,234	8,627	5,282
Interest Expense, Tax Affected	—	289	283	94	—	—
Depreciation and Amortization Expense	35	283	567	575	575	2,900
Capital Expenditures	(30)	(750)	(1,700)	(1,700)	(2,900)	(2,900)
Operating Working Capital Requirements	256	(1,714)	(429)	(1,156)	(1,554)	(1,554)

Net Cash Flow	210	(1,982)	2,297	4,048	4,748	3,728

Present Value Factor @ 33% [a]	0.9761	0.8261	0.6211	0.4670	0.3511

Present Value of Discrete Net Cash Flow ($ 000)	205	(1,637)	1,427	1,890	1,667

Total Present Value of Discrete Net Cash Flow ($ 000)	3,551

Present Value of Terminal Value:
Terminal Year Net Cash Flow ($000) [b]	3,840
Direct Capitalization Rate [c]	30.0%

Terminal Value ($000)	12,798
Present Value Factor @ 33%	0.3511

Present Value of Terminal Value ( $ 000)	4,494

Valuation Summary:		$000
	Present Value of Discrete Net Cash Flow	3,551
Plus:	Present Value of Terminal Value	4,494
Plus:	Present Value of NOLs in the Terminal Period	3,206

Equals:	Indicated Market Value of Invested Capital (Rounded) [d]	11,300

Minus:	Interest-bearing Debt [e]	(475)
Minus:	Preferred Stock [f]	(101,535)

Equals:	Marketable, Noncontrolling Ownership Interest Value of Common Equity	(90,710)

Equals:	Marketable, Noncontrolling Ownership Interest Value of Common Equity (Rounded)	—

Footnotes:

[a]	Calculated as if cash flow received at mid-year.
[b]	Calculated by increasing the Company’s normalized projected fiscal year 2010 net cash flow of $3.7 million by the expected long-term growth rate of 3.0%.
[c]	Incorporating an expected long-term growth rate of 3.0% and a weighted average cost of capital of 33%.
[d]	Incorporates (1) a $2 million equity investment in December 2006 and (2) $500,000 equity investment in the first quarter of 2007. [e] Interest-bearing debt as of October 31, 2006.
[f]	Based on the preferred stock total liquidation value (See Exhibit 5).

Sources: Exhibits 5, 20 through 22 and WMA estimates.

Willamette Management Associates